Exhibit 99.1

For Immediate Release

MSL Contact:
David Holt
(978) 371-5457

david.holt@msl.com

MSL REPORTS FOURTH QUARTER 2003 AND FULL YEAR RESULTS

CONCORD, MA (February 2, 2004) – MSL (NYSE: MSV), a full-service global electronics manufacturing and supply chain services (EMS) company, today released its financial results for the fourth quarter of fiscal 2003.

Revenues for the quarter were $293.4 million, a sequential increase of 55% compared to the third quarter of 2003 and an increase of 40% from the same period a year ago.  Net loss under Generally Accepted Accounting Principles (GAAP) for the fourth quarter of 2003 was $8.8 million, compared to a net loss of $5.2 million in the third quarter of 2003 and a net loss of $5.3 million in the comparable period of the prior year.  Including the impact of accretion and dividends on its convertible preferred stock, the Company reported a GAAP net loss applicable to common stockholders of $10.2 million, or $0.30 per share in the fourth quarter of 2003 as compared to a net loss of $6.5 million or $0.19 per share in the third quarter of 2003 and a net loss of $6.3 million, or $0.19 per share in the comparable period of the prior year.

Cash EPS(1) was $0.06 in the fourth quarter of 2003, compared to $(0.03) in the third quarter of 2003 and $0.02 in the comparable period a year ago.  Earnings before interest, taxes, depreciation and amortization, as adjusted (Adjusted EBITDA(2)), for the fourth quarter of 2003 were $10.2 million or 3.5% of revenue as compared to $5.6 million or 3.0 % of revenue in the third quarter of 2003 and $6.7 million or 3.2% of revenue in the fourth quarter of the prior year.

At December 31, 2003, the Company had a cash balance of $53.6 million, which exceeded by $27.8 million its total debt, as compared to cash in excess of debt of $30.6 million at September 28, 2003 and $25.3 million at December 31, 2002.  Net working capital days at December 31, 2003 were 29.5, a decrease of 13.3 days from 42.8 days at September 28, 2003.  The Company used approximately $2.2 million in cash from operations during the quarter in connection with ramping new business in the fourth quarter.  The Company recorded $5.2 million in restructuring charges primarily related to a lease termination and severance costs incurred with the closure of the Athlone site and $4.4 million of merger related expenses in the quarter.

For the year ended December 31, 2003, revenues were $826 million, a 3% decrease from $854 million in 2002.  The GAAP net loss applicable to common stockholders was $18.3 million, or $0.54 per share in 2003 as compared to a net loss of $23.4 million, or $0.72 per share in 2002.  Excluding the impact of amortization and unusual charges, the Company had Cash EPS of $(0.01) per share in 2003 as compared to $0.27 per share in 2002.  For the year ended December 31, 2003, Adjusted EBITDA was $26.3 million, a decrease from $39.1 million in 2002.

“MSL continues to deliver growth and an attractive value proposition to customers as shown by several consecutive quarters of revenue growth.  Customers see value in our lower volume, higher mix solutions, logistics and automated manufacturing solutions,” said Bob Bradshaw, Chairman and Chief Executive Officer of MSL.  “We believe our customers and employees will benefit from the combination with Celestica’s capabilities, portfolio of facilities and supply chain scale.  We continue to assure our customers a seamless transition and consistency of services in preparation to integrate with Celestica.”

2

The Company believes that Cash EPS and Adjusted EBITDA, both non-GAAP financial measures, provide investors with a useful view of the Company’s results by isolating unusual gains, losses and charges and describing the Company’s performance without them.  The non-GAAP measures in this press release are reconciled to the Company’s most directly comparable GAAP measures on the following pages.

(1) Cash EPS is defined as net income (loss) applicable to common stockholders before restructuring and asset writedown charges, non-recurring and unusual items, and amortization of goodwill and other intangibles, divided by diluted weighted average shares outstanding.

(2) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

About MSL:

Manufacturers’ Services Limited (MSL) is a global company that provides a portfolio of integrated manufacturing and related supply chain services that facilitate its customers’ ability to get products to market faster, reduce their total cost, and achieve superior operational performance.  The Company has specific expertise in electronics design and new product introduction, printed circuit board assembly and testing, high speed automated manufacturing, final product assembly including configure-to-order and build-to-order, integration and testing of complex systems, global supply chain management, order fulfillment, repair and end-of-life management.  MSL’s customers come from a diverse set of industries including industrial equipment, commercial avionics, retail infrastructure, medical products, voice and data communications, networked storage, office equipment, computers and computer peripherals. The Company integrates its services with its customers’ operations, leveraging information technology to connect a global network of suppliers, internal operations, and customers.  MSL differentiates itself by providing a superior customer experience characterized by significant mind share, personalized service, customized and flexible solutions, and rapid response.  MSL is

3

headquartered in Concord, Massachusetts.  For more information, please visit the Company’s website at www.msl.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including the Company’s expectations for first quarter operating results and any statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our ability to complete the proposed merger, our dependence upon a relatively small number of customers; risks associated with our acquisitions of other companies or businesses; the incurrence of indebtedness and associated interest expense to fund our business strategy; the availability of critical components, particularly those from sole-source suppliers; the impact of competition within our industry; cancellations of or delays in customer orders; general economic conditions within our industry; the impact of foreign currency fluctuations and other factors specifically affecting our international operations.  These and other risk factors and uncertainties are discussed in the Company’s Form 10-K for the year ended December 31, 2002 and the Company’s Form 10-Q for the quarter ended September 28, 2003 filed with the Securities and Exchange Commission.  In addition, the forward-looking statements included in this press release represent the Company’s estimates as of February 2, 2004.  The Company anticipates that subsequent events and developments will cause the Company’s estimates to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

4

MANUFACTURERS’ SERVICES, LTD.

GAAP - CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002

Net sales	$293,406	$208,955	$825,937	$853,745
Cost of goods sold	275,083	191,575	764,529	778,133

Gross profit	18,323	17,380	61,408	75,612

Operating expenses:
Selling, general and administrative	19,492	20,902	58,944	67,437
Amortization expense	63	—	108	3,706
Restructuring and asset writedowns	5,197	(1,163)	10,790	13,488
Other operating (income) expense	—	—	—	(800)

Loss from operations	(6,429)	(2,359)	(8,434)	(8,219)

Interest expense, net	(1,257)	(783)	(4,359)	(6,979)
Loss from extinguishment of debt	—	—	—	(4,031)
Gain (loss) on change in fair value of derivative	(500)	(1,640)	(200)	530
Foreign exchange gain (loss)	49	80	477	115

Loss before income taxes	(8,137)	(4,702)	(12,516)	(18,584)
Provision for income taxes	663	646	1,369	2,144

Net loss	$(8,800)	$(5,348)	$(13,885)	$(20,728)
Net loss applicable to common stockholders	$(10,189)	$(6,283)	$(18,292)	$(23,390)

Basic loss per share
Net loss applicable to common stockholders	$(0.30)	$(0.19)	$(0.54)	$(0.72)
Weighted average shares outstanding	34,156	33,054	33,748	32,622

Diluted loss per share
Net loss applicable to common stockholders	$(0.30)	$(0.19)	$(0.54)	$(0.72)
Weighted average shares outstanding	34,156	33,054	33,748	32,622

Net loss	$(8,800)	$(5,348)	$(13,885)	$(20,728)
Dividends on convertible preferred stock	(878)	(610)	(2,707)	(1,642)
Accretion on convertible preferred stock	(511)	(325)	(1,700)	(1,020)
Net loss available to common stockholders	$(10,189)	$(6,283)	$(18,292)	$(23,390)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002

Net sales (1)	$294,906	$208,955	$827,437	$852,557
Cost of goods sold (1)(2)	274,409	191,575	763,574	774,493

Gross profit	20,497	17,380	63,863	78,064

Operating expenses: (3)
Selling, general and administrative (1)(2)	14,953	14,396	54,280	58,003
Amortization expense	63	—	108	3,706
Other operating (income) expense	—	—	—	(800)

Income from operations	5,481	2,984	9,475	17,155

Interest expense, net	(1,257)	(783)	(4,359)	(6,979)
Foreign exchange gain (loss)	49	80	477	115

Income before provision for income taxes (4)	4,273	2,281	5,593	10,291
Provision for income taxes (5)	838	646	1,544	2,496

Adjusted net income (9)	$3,435	$1,635	$4,049	$7,795

Adjusted net income (loss) applicable to common stockholders (6)(9)	$2,046	$700	$(358)	$8,845

Cash EPS (7)(9)	$0.06	$0.02	$(0.01)	$0.27

Weighted average shares outstanding - diluted	34,156	32,581	33,748	32,622

Adjusted EBITDA (8)(9)	$10,189	$6,668	$26,272	$39,098

(1)          Excludes amounts in the third quarter of 2002 related to the Company’s China facility, which stopped operations during the third quarter of 2002, including net sales of $1,188, cost of goods sold of $1,583 and S,G&A of $741.  Excludes $3,474 of losses ($2,057 in cost of goods sold and $1,417 in S,G&A) associated with the Company’s Salt Lake City facility incurred in the first quarter of 2002, subsequent to the Company’s decision to close the site in the fourth quarter of 2001.  Excludes the impact of a reduction in net revenue of $1,500 recorded in the fourth quarter of 2003 in connection with consideration to be paid to a customer as well as $1,031 of losses ($674 in cost of goods sold and $357 in S,G&A) associated with the Company’s Athlone, Ireland facility which stopped operations in the third quarter of 2003.

(2)          Excludes severance charges of $769 in the third quarter of 2002 related to the Company’s Valencia and Arden Hills facilities that reduced workforces as a result of customer disengagements.  Excludes severance charges of $1,094 in the fourth quarter of 2002 related to the departure of the former chairman of the board.  Excludes an bad debt charge of $5,412 in the fourth quarter of 2002 related to the write off of a note receivable due from a customer for which the company performed services primarily in 2000 and 2001.  Excludes severance charges of $406 ($281 in cost of sales and $125 in S,G&A) in the third quarter of 2003 related to the Company’s Corporate, Lowell, and Westford facilities that reduced the number of employees in an effort to right-size workforces at these facilities.  Excludes a net gain on the disposal of fixed assets of $190 in the fourth quarter of 2003 recorded in S,G&A.  Excludes S,G&A charges of $4,372 ($2,512 of merger related charges and $1,860 of merger related bonus payments) in the fourth quarter of 2003.

(3)          Excludes restructuring charges (reversals) and asset writedowns of ($249), $954, $4,888 and $5,197 in the first, second, third and fourth quarters of 2003 and $5,457, ($569), $9,763 and ($1,163) in the first, second, third and fourth quarters of 2002, respectively.

(4)          Excludes a loss on extinguishment of debt of $4,031 incurred in the second quarter of 2002.

Also excludes gain (loss) on change in fair value of warrant derivatives of $520, ($200), ($20) and ($500) in the first, second, third and fourth quarters of 2003 and $910, $1,260 and ($1,640) in the second, third and fourth quarters of 2002, respectively.

(5)          Includes additional tax expense in Valencia, Spain of $352 in the third quarter of 2002 related to additional taxable income from the exclusion of $355 of asset writedowns and $652 of severance costs related to a reduction in Spain’s workforce during the third quarter of 2002.  Includes tax expense of $175 in the fourth quarter of 2003 related to Valencia’s portion of consideration to be paid to a Customer.

(6)          Reflects the impact of deducting dividends and accretion on convertible preferred stock and goodwill amortization for the twelve months ended December 2002.

(7)          Cash EPS is defined as net income (loss) applicable to common stockholders before restructuring and asset writedown charges, non-recurring and unusual items, and amortization of goodwill and other intangibles, divided by diluted weighted average shares outstanding.

(8)          Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

(9)          Adjusted net income, adjusted net income applicable to common stockholders, Cash EPS and adjusted EBITDA are presented as additional Non-GAAP measures and are not a substitute for Earnings Per Share under generally accepted accounting principles.

MANUFACTURERS’ SERVICES, LTD.
SUPPLEMENTAL COMPARATIVE CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Three Months Ended
	Sept 29, 2003 GAAP	Sept 29, 2003 Non-GAAP

Net sales	$188,955	$188,955
Cost of goods sold	174,124	173,843

Gross profit	14,831	15,112

Operating expenses:
Selling, general and administrative	13,947	13,822
Restructuring and asset writedowns (1)	4,888	—

Income (loss) from operations	(4,004)	1,290

Interest expense, net	(1,000)	(1,000)
Gain (loss) on change in fair value of derivative (1)	(20)	—
Foreign exchange gain (loss)	22	22

Income (loss) before income taxes	(5,002)	312
Provision for income taxes	199	199

Net income (loss)	$(5,201)	$113
Net loss applicable to common stockholders	$(6,468)	$(1,154)

Basic (loss) per share
Net loss applicable to common stockholders	$(0.19)	$(0.03)
Weighted average shares outstanding	33,919	33,919

Diluted (loss) per share
Net loss applicable to common stockholders	$(0.19)	$(0.03)
Weighted average shares outstanding	33,919	33,919

(1)          The Non-GAAP statement excludes the impact of restructuring and asset write-downs, non recurring and unusual items as well as the gain on the change in fair value of a derivative.

MANUFACTURERS’ SERVICES, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited)
	December 31, 2003	December 31, 2002
ASSETS

Current assets:
Cash and cash equivalents	$53,604	$48,955
Accounts receivable, net	166,750	109,083
Inventories	140,173	98,827
Prepaid expenses and other current assets	19,935	21,945

Total current assets	380,462	278,810

Property and equipment, net	44,956	34,659
Goodwill, net	6,447	8,441
Other intangible assets, net	839	—
Other assets	10,270	9,497

Total assets	$442,974	$331,407

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt and capital lease obligations	$3,226	$5,654
Accounts payable	204,849	127,085
Accrued expenses and other current liabilities	46,680	39,157

Total current liabilities	254,755	171,896

Long-term debt and capital lease obligations	22,614	18,003
Other liabilities	7,025	5,260

Total liabilities	284,394	195,159

Convertible preferred stock	59,029	35,551

Stockholders’ equity	99,551	100,697

Total liabilities, convertible preferred stock and stockholders’ equity	$442,974	$331,407

MANUFACTURERS’ SERVICES, LTD.
SUPPLEMENTAL DATA - CASH EPS RECONCILIATION
(In thousands, except per share data)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002

Net loss applicable to common shareholders - GAAP	$(10,189)	$(6,283)	$(18,292)	$(23,390)

Restructuring charges, net of tax	5,197	(1,163)	8,532	13,364

Goodwill Impairment	—	—	2,258	—

Losses associated with Salt Lake City facility	—	—	—	3,480

Consideration to be paid to Customer, net of tax	1,325	—	1,325	—

Losses associated with Athlone facility	1,031	—	1,031	—

Merger related costs	4,372	—	4,372	—

Gain on disposal of fixed assets	(190)	—	(190)	—

Changes in fair value of derivative	500	1,640	200	(530)

Severance for former chairman	—	1,094	—	1,094

Disengaged customer note receivable write-off	—	5,412	—	5,412

Losses associated with China facility	—	—	—	1,137

Concord, Westford & Lowell cost reduction	—	—	406	—

Spain and Arden Hills cost reduction, net of tax	—	—	—	541

Loss on extinguishment of debt	—	—	—	4,031

Adjusted net income (loss) applicable to common shareholders	$2,046	$700	$(358)	$5,139

Amortization of goodwill and intangibles	—	—	—	3,706

Cash earnings applicable to common shareholders	$2,046	$700	$(358)	$8,845

Diluted Cash EPS	$0.06	$0.02	$(0.01)	$0.27

Weighted average shares outstanding - diluted	34,156	33,054	33,748	33,054

MANUFACTURERS’ SERVICES, LTD.
SUPPLEMENTAL DATA - ADJUSTED EBITDA RECONCILIATION (in thousand’s)
(unaudited)

	Three Months Ended		Twelve Months Ended
	Dec 31, 2003	Dec 31, 2002	Dec 31, 2003	Dec 31, 2002

GAAP - net loss	$(8,800)	$(5,348)	$(13,885)	$(20,728)

Adjustments

Provision for income taxes	663	646	1,369	2,144

Foreign exchange	(49)	(80)	(477)	(115)

Change in fair value of derivative	500	1,640	200	(530)

Loss on extinguishment of debt	—	—	—	4,031

Interest expense	1,257	783	4,359	6,979

Stock-based compensation	90	157	632	632

Restructuring and asset writedowns	5,197	(1,163)	10,790	13,488

Consideration to be paid to customer	1,500	—	1,500	—

Losses associated with Athlone facility	1,031	—	1,031	—

Merger related costs	4,372	—	4,372	—

Gain on disposal of fixed assets	(190)	—	(190)	—

Severance for former chairman	—	1,094	—	1,094

Disengaged customer note receivable write-off	—	5,412	—	5,412

Concord, Westford & Lowell cost reduction	—	—	406	—

Spain and Arden Hills cost reduction	—	—	—	769

Losses associated with Salt Lake City facility	—	—	—	3,474

Losses associated with China facility	—	—	—	1,136

Depreciation	4,555	3,527	16,057	17,606

Amortization	63	—	108	3,706

Adjusted EBITDA	$10,189	$6,668	$26,272	$39,098